Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$4,774,694
Unrealized Gain (Loss) on Market Value of Commodity Futures	(5,792,178)
Dividend Income	157,020
Interest Income	290,439
ETF Transaction Fees	700
Total Income (Loss)	$(569,325)

Expenses
General Partner Management Fees	$52,816
Professional Fees	31,145
Brokerage Commissions	5,922
Directors' Fees and insurance	2,267
License fees	1,320
Total Expenses	$93,470
Net Income (Loss)	$(662,795)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/24	$104,609,505
Additions (50,000 Shares)	3,397,726
Withdrawals ((50,000) Shares)	(3,426,507)
Net Income (Loss)	(662,795)

Net Asset Value End of Month	$103,917,929
Net Asset Value Per Share (1,550,000 Shares)	$67.04

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596